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                             INVISION TECHNOLOGIES, INC.

                                  EXPORT-IMPORT BANK

                             LOAN AND SECURITY AGREEMENT

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

     THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (the "Exim Agreement") is entered into as of February 20, 1997, by and between SILICON VALLEY BANK ("Bank") and INVISION TECHNOLOGIES, INC. ("Borrower").

                                       RECITALS

     A. Borrower wishes to obtain credit from Bank, and Bank wishes to extend credit to Borrower.

     B. Borrower and Bank desire in this Exim Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by Export-Import Bank of the United States.

                                      AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 DEFINITIONS. As used in this Exim Agreement, the following terms shall have the following definitions:

               "ACCOUNTS" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "ADVANCE" or "ADVANCES" means a cash advance under this Exim Agreement.

               "AFFILIATE" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

               "BORROWER AGREEMENT" means the Export-Import Bank of the United States Working Capital Guarantee Program Borrower Agreement between Borrower and Bank.

               "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.


              "BORROWING BASE" has the meaning set forth in Section 2.1 hereof.

                                          1.

               "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "CLOSING DATE" means the date of this Agreement.

               "CODE" means the California Uniform Commercial Code.

               "COLLATERAL" means the property described on Exhibit A attached hereto.

               "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "COPYRIGHTS" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "CURRENT LIABILITIES" means, as of any applicable date, all amounts that should, in accordance with GAAP, be included as current liabilities on the consolidated balance sheet of Borrower and its Subsidiaries, as at such date, plus, to the extent not already included therein, all outstanding Advances made under this Agreement, including all Indebtedness that is payable upon demand or within one year from the date of determination thereof unless such Indebtedness is renewable or extendable at the option of Borrower or any Subsidiary to a date more than one year from the date of determination.

               "DAILY BALANCE" means the amount of the Obligations owed at the end of a given day.

               "DOMESTIC AGREEMENT" means that certain Loan and Security Agreement by and between Borrower and Bank dated as of even date herewith.

                                          2.

               "DOMESTIC LOAN DOCUMENTS" means the Domestic Agreement and the instruments and documents executed in connection with that Agreement.

               "ELIGIBLE FOREIGN INVENTORY" means Inventory purchased or manufactured by Borrower for resale located in the United States, other than Inventory that is excluded under the Borrower Agreement and this Exim Agreement. Eligible Foreign Inventory shall not include the following:

               (a)  any Inventory which is not located in the United States;

               (b) any demonstration Inventory or Inventory sold on consignment;

               (c)  any Inventory consisting of proprietary software;

               (d) any Inventory which is damaged, obsolete, returned, defective, recalled or unfit for further processing;

               (e) any Inventory which has been previously exported from the United States;

               (f) any Inventory which constitutes defense articles or defense services;

               (g) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank is legally prohibited from doing business;

               (h) any Inventory which is to be incorporated into items destined for shipment to a country in which Exim Bank coverage is not available for commercial reasons, except to the extent such items are sold to such country on terms of a letter of credit confirmed by a bank acceptable to Exim Bank; and

               (i) any Inventory which is to be incorporated into items whose sale would result in an Account that is not an Exim Eligible Foreign Account.

               "EQUIPMENT" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "EXIM BANK" means Export-Import Bank of the United States.

               "EXIM BANK EXPENSES" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents, including any costs incurred in relation

                                          3.

to opposing or seeking' to obtain relief from any stay or restructuring order prohibiting Bank from exercising its rights as a secured creditor, foreclosing upon or disposing of Collateral, or such related matters; fees that Bank pays to Exim Bank in consideration Of the issuance of the Exim Guarantee; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "EXIM COMMITTED LINE" means Four Million Five Hundred Thousand Dollars ($4,500,000).

               "EXIM ELIGIBLE FOREIGN ACCOUNTS" means those Accounts payable in United States Dollars that arise in the ordinary course of Borrower's business from Borrower's sale of Eligible Foreign Inventory (i) with respect to which the account debtor is not a resident of the United States; (ii) that have been validly assigned and comply with all of Borrower's representations and warranties to Bank; and (iii) (A) that are supported by one or more letters of credit issued by a financial institution acceptable to Bank on terms acceptable to Bank and Exim Bank or (B) are Accounts on open account terms approved by Bank in its sole discretion on a case by case basis; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to the Borrower in accordance with the provisions hereof. Exim Eligible Foreign Accounts shall not include the following:

               (a)  Accounts with a term in excess of ninety (90) days;

               (b) Unless pre-approved by Bank in its sole discretion, Accounts that the account debtor has failed to pay within sixty (60) calendar days of the original due date of the invoice unless such Accounts are insured through Exim Bank export credit insurance for comprehensive commercial and political risk, or through Exim Bank approved private insurers for comparable coverage, in which case ninety, (90) calendar days shall apply;

               (c) Accounts with respect to an account debtor, fifty percent (50%) of whose Accounts the account debtor has failed to pay within ninety
(90) days of the original date of invoice;

               (d) Accounts evidenced by a letter of credit until the date of shipment of the items covered by the subject letter of credit;

               (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

               (f) Accounts with respect to which the account debtor is located in a country in which Exim Bank is legally prohibited from doing business;

               (g) Accounts with respect to which the account debtor is located in a country in which Exim Bank coverage is not available for commercial reasons;

                                          4.

               (h) Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of Borrower's liability to such account debtor;

               (i) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

               (j) Accounts generated by the sale of products purchased for military purposes;

               (k) Accounts generated by sales of Inventory which constitutes defense articles or defense services;

               (i)  Accounts payable in currency other than Dollars;

               (m) Accounts which are due and owing and the collection of which must be made outside the United States;

               (n) Accounts generated by the rendering of maintenance services;

               (o)  Advance deposits or payments made by account debtors;

               (p) Accounts the collection of which Bank or Exim Bank determines in its reasonable judgment to be doubtful; and

               (p) Accounts that are excluded from the Borrowing Base under the Borrower Agreement.

               "EXIM GUARANTEE" means that certain Master Guarantee Agreement or other agreement, as amended from time to time, the terms of which are incorporated by reference into this Exim Agreement, pursuant to which Exim Bank guarantees Borrower's obligations under this Exim Agreement.

               "EXIM LOAN DOCUMENTS" means, collectively, this Exim Agreement, the Borrower Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Exim Agreement, all as amended or extended from time to time.

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "INDEBTEDNESS" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and

                                          5.

other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "INTELLECTUAL PROPERTY COLLATERAL" means

               (a)  Copyrights, Trademarks and Patents;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "INVENTORY" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or

                                          6.

disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing,.

               "INVESTMENT" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "LETTERS OF CREDIT" means letters of credit issued pursuant to
Section 2.1.1.

               "LIEN" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "LOAN DOCUMENTS" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "MATURITY DATE" means the day before the first anniversary of the Closing Date.

               "NEGOTIABLE COLLATERAL" means all of Borrower's present and future letters of credit of which it is 'a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "OBLIGATIONS" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "PATENTS" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "PERIODIC PAYMENTS" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and

                                          7.

provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "PERMITTED INDEBTEDNESS" MEANS:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

               (c)  Subordinated Debt;

               (d) Indebtedness to trade creditors incurred in the ordinary course of business;

               (e) Leases of Equipment pursuant to sale-leaseback transactions, provided that sales of such leased-back equipment shall not exceed, in the aggregate, Two Million Dollars ($2,000,000)in any fiscal year;

               (f)  Indebtedness secured by Permitted Liens;

               (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition;

               (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

               "PERMITTED INVESTMENT" means:

               (a) Investments existing on the Closing Date disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from tile date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank;

                                          8.

               (c) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph
(c) shall not apply to Investments by Borrower in any Subsidiary;

               (d) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transaction in the ordinary course of business;

               (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

               (f) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors in an aggregate amount not in excess of Two Hundred Fifty Thousand Dollars ($250,000) outstanding at any time; (iv) other loans to officers and employees approved by the Board of Directors in an aggregate amount not in excess of Two Hundred Fifty Thor, sand Dollars ($250,000) outstanding at any time; and

               (g) Other Investments (including the creation of any Subsidiary) aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

               "PERMITTED LIENS" means the following:

               (a) Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, PROVIDED the same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment

                                          9.

(including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens arising from UCC financing statements regarding leases permitted by this Agreement);

               (e) Leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license provided that such leases, subleases, licenses and sublicenses do not prohibit the grant of the security interest granted hereunder;

               (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

               (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (i) Liens that are not prior to the Lien of Bank which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered in to with banks in the ordinary course of business; and

               (j) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

               "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "PRIME RATE" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "QUICK ASSETS" means, at any date as of which the amount thereof shall be determined, the consolidated cash, cash-equivalents, accounts receivable and investments, with maturities not to exceed 90 days, of Borrower determined in accordance with GAAP.

               "RESPONSIBLE OFFICER" means each of the Chief Executive Officer, the Chief Financial Officer and the Controller of Borrower.

                                         10.

               "REVOLVING FACILITY" means the facility under which Borrower may request Bank to issue cash advances and letters of credit, as specified in Sections 2.1 and 2.1.1 hereof.

               "SCHEDULE" means the schedule of exceptions attached hereto, if any.

               "SUBORDINATED DEBT" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "SUBSIDIARY" means any corporation or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "TANGIBLE NET WORTH" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, and (ii) Total Liabilities.

               "TOTAL LIABILITIES" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt.

               "TRADEMARKS" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT

          2.1 REVOLVING ADVANCES. Subject to the terms and conditions o f this Exim Agreement, Bank agrees to make Advances to Borrower in an amount not to exceed the lowest of (i) the Exim Committed Line minus the face amount of any issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (ii) the Borrowing Base minus the face amount of any issued and outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) or (iii) Three Million Dollars ($3,000,000). For purposes of

                                         11.

this Exim Agreement "Borrowing Base" shall mean an amount equal to (i) ninety percent (90%) of the Exim Eligible Foreign Accounts and (ii) seventy percent (70%) of Eligible Foreign Inventory, minus the amount of any advance payments or deposits made by Borrower's account debtors.

     To evidence the Advances, Borrower shall execute and deliver to Bank on the date hereof a promissory note (the "Note") in substantially the form attached hereto as Exhibit B.

     Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C hereto. In addition to the procedure set forth in the preceding sentence, Bank is authorized to make Advances under this Exim Agreement, based upon written instructions received from a Responsible Officer or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account. Amounts borrowed pursuant to this Section 2.1 may be repaid and re-borrowed at any time during the term of this Exim Agreement so long as no Event of Default has occurred and is continuing.

               2.1.1  LETTERS OF CREDIT.

                    (a) Subject to the terms and conditions of this Exim Agreement, Bank agrees to issue or cause to be issued standby Letters of Credit for the account of Borrower in an aggregate face amount not to exceed
(i) the lesser of the Exim Committed Line or the Borrowing Base minus (ii) the then outstanding principal balance of the Advances. Each Letter of Credit shall have an expiry date no later than the Maturity Date. All Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application:and letter of credit agreement. All amounts actually paid by Bank in respect of a Letter of Credit shall, when paid, constitute an Advance under this Exim Agreement.

                    (b) The obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Exim Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit issued for the account of Borrower.

               2.1.2  LETTER OF CREDIT REIMBURSEMENT; RESERVE.

                    (a) Borrower may request that Bank issue a Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the

                                         12.

equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                    (b) Upon the issuance of any Letter of Credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Exim Committed Line for Letters of Credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%)of the face amount of such Letter of Credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Exim Committed Line shall be reduced by the amount of such reserve for so long as such Letter of Credit remains outstanding.

          2.2 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1 of this Exim Agreement is greater than the lesser of (i) the Exim Committed Line, or (ii) the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS.

               (A) INTEREST RATE. Except as provided in Section 2.3(b), any Advances under this Exim Agreement shall bear interest, on the average Daily Balance, at a rate equal to three quarters of a percentage point (0.75%) above the Prime Rate.

               (B) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the rate that applied immediately prior to the occurrence of the Event of Default.

               (C) PAYMENTS. Interest hereunder shall be due and payable in arrears on the nineteenth calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Exim Bank Expenses, and all Periodic Payments against Borrower's deposit account or against the Exim Committed Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (D) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased contemporaneously with such change by an amount equal to such change in the Prime Rate. All interest chargeable under the Exim Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

          2.4 CREDITING PAYMENTS. The receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such wire transfer is of

                                         13.

immediately available federal funds and is made to the appropriate deposit account of Bank or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any payment (other than a wire transfer of immediately available funds) received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

          2.5  FEES.  Borrower shall pay to bank the following fees:

               (A) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's initial audit of Borrower's Accounts and Inventory, and for each subsequent appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents;

               (B) EXIM FEE. A facility fee equal to one and one-half percent (1.5%) per annum of the Exim Committed Line, which fee shall be due and fully earned upon Bank's receipt of the Exim Guarantee.

               (C) EXIM BANK EXPENSES. On the Closing Date, Exim Bank Expenses incurred through the Closing Date and, after the Closing Date, all Exim Bank Expenses as they become due.

          2.6 INCREASED COSTS. In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to their performance under this Exim Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation all in reasonable detail by Bank of a statement in the amount and setting forth Bank's calculation thereof, which statement shall be deemed true and

                                         14.

correct absent manifest error; provided, however, that Borrower shall not be liable for any such amount attributable to any period prior to the date of hundred eighty (180) days prior to the date of such statement.

          2.7 TERM. Subject to Section 13.6, this Exim Agreement shall become effective once duly executed and authorized by Borrower and Bank and shall continue in full force and effect for a term ending on the Maturity Date, on which date all Obligations shall become immediately due and payable.
 Notwithstanding the foregoing, Bank shall have the right to terminate this Exim Agreement immediately and without notice upon the occurrence of an Event of Default and Borrower shall have the right to terminate this Exim Agreement immediately upon payment in full of its Obligations then outstanding hereunder. Notwithstanding any termination of this Exim Agreement, all of Bank's security interest in all of the Collateral and all of the terms and provisions of this Exim Agreement shall continue in full force and effect until all Obligations have been paid and performed in full, and no termination shall impair any right or remedy of Bank, nor shall any such termination relieve Borrower of any Obligation to Bank until all of the Obligations have been paid and performed in full.

          2.8 USE OF PROCEEDS. Borrower will use the proceeds of Advances only for the purposes specified in the Borrower Agreement. Borrower shall not use the proceeds of the Advances for any purpose prohibited by the Borrower Agreement.

     3.   CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO INITIAL ADVANCE. The obligation of Bank to make the initial Advance or issue the initial Letter of Credit is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

               (a) this Exim Agreement, the Borrower Agreement and the Note, each duly executed by Borrower;

               (b) a certificate of the secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Exim Agreement;

               (c)  an Intellectual Property Security Agreement;

               (d)  the Exim Guarantee;

               (e)  a financing statement;

               (f) payment of the fees and Exim Bank Expenses then due and specified in Section 2.5 hereof;

               (g)  insurance certificate;

                                         15.

               (h) documents and agreements as specified in Section 3.1 of the Domestic Agreement; and

               (i) such other documents, and completion of such other matters, as Bank may deem reasonably necessary or appropriate.

          3.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make each Advance, including the initial Advance, and to issue each Letter of Credit is further subject to the following conditions:

               (a) timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

               (b) timely receipt by Bank of a copy of the executed firm written export purchase order relating to the requested Advance, the payment terms of which shall be acceptable to Bank;

               (c) timely receipt by Bank of an Export Order as defined in the Borrower Agreement and Borrowing Base Certificate current within five (5) Business Days;

               (d)  the Exim Guarantee shall be in full force and effect; and

               (e) the representations and warranties contained in Section 5 hereof shall be true and accurate in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Advance as though made at and as of each such date (except to the extent they relate specifically to an earlier date, in which case such representations and warranties shall continue to have been true and accurate as of such date), and no Event of Default shall have occurred and be continuing, or would result from such Advance.

     The making of each Advance and issuance of each Letter of Credit shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in subsection (e) of this
Section 3.2.

     4.   CREATION OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Exim Loan Documents. As long as an Event of Default has not occurred and is continuing, upon (i) Borrower's achievement of three (3) consecutive quarters of minimum net profit of at least $1, and (ii) Borrower's receipt of cash proceeds of at least $16,000,000 from the issuance of its equity securities after the date hereof, Bank shall release its security interest in Intellectual Property Collateral, and from and after such release, the Intellectual Property Collateral shall not constitute "Collateral" for purposes of the Exim Loan Documents.

                                         16.

          4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Exim Loan Documents.

          4.3 RIGHT TO INSPECT. Each of Bank and Exim Bank (through any of their respective officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books, facilities and activities, and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral. Bank shall conduct semi-annual accounts receivable audits and physical inspections of the Inventory, the results of which audits shall be satisfactory to Bank. Borrower will cause its officers and employees to give their full cooperation and assistance in connection therewith.

     5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents, warrants and covenants as follows:

          5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except for states as to which any failure to so qualify would not have a Material Adverse Effect.

          5.2 DUE AUTHORIZATION: NO CONFLICT. The execution, delivery, and performance of the Exim Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will .they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound. Borrower is not in default under any material agreement to which it is a party or by which it is bound, which default could have a Material Adverse Effect.

          5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 BONA FIDE ELIGIBLE-ACCOUNTS. The Exim Eligible Foreign Accounts are bona fide existing obligations. The property giving rise to such accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Exim Eligible Foreign Account.

          5.5 MERCHANTABLE INVENTORY. All Inventory is in all material respects of good and marketable quality, free from all material defects.

                                         17.

          5.6 INTELLECTUAL PROPERTY. Borrower is the sole owner of the presently registered Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the registered Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

          5.7 NAME: LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 11 hereof.

          5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.10 SOLVENCY. Borrower is solvent and able to pay its debts (including trade debts) as they mature.

          5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Borrower has complied with all the

                                         18.

provisions of the Federal Fair Labor Standards Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

          5.12 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

          5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted.

          5.16 FRILL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, until payment in full of the Obligations, Borrower shall do all of the following:

          6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence 'and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its

                                         19.

Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2 GOVERNMENT COMPLIANCE. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (a) as soon as avail.able, but in any event within thirty
(30) days after the end of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank and any accompanying management reports; (c) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely effects the value of the Intellectual Property Collateral; (d) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (e) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; and (f) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

     Within twenty (20) days after the last day of each month in which an Advance is outstanding (and as a condition to Borrower requesting an Advance), Borrower shall deliver to Bank Borrowing Base Certificates signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable and a schedule of Inventory.

     Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

                                         20.

     Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing.

          6.4 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from. all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.5 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank. indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.6  INSURANCE.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's.

               (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty (20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations.

          6.7 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank.

                                         21.

          6.8 ADJUSTED QUICK RATIO. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Quick Assets to Current Liabilities, excluding deferred revenue and customer deposits, of at least 1.25 to 1.0. For purposes of this Section, Quick Assets shall be deemed to include cash, cash-equivalents, and investments with maturities not exceeding 90 days held in deposit accounts in which Bank has a Lien prior to any other Lien.

          6.9 DEBT-NET WORTH RATIO. Borrower shall maintain, as of the last day of each fiscal quarter, a ratio of Total Liabilities, excluding deferred revenue and customer deposits, less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 1.0 to 1.0.

          6.10 TANGIBLE NET WORTH. Borrower shall maintain, as of the last day of each fiscal quarter, a Tangible Net Worth of not less than Eight Million Dollars ($8,000,000) plus seventy-five percent of the net proceeds from the sale of Borrower's equity securities after the Closing Date.

          6.11 PROFITABILITY. Borrower shall be profitable for each fiscal quarter, except Borrower may suffer a loss not to exceed $600,000 for one fiscal quarter in any fiscal year.

          6.12 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

               (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall have no duty to register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

               (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

               (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

                                         22.

               (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section 6.12 to take but which Borrower fails to take, after fifteen
(15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.12.

          6.13 TERMS OF SALE. Borrower shall cause all sales of products upon which Advances are based either to be (i) supported by one or more irrevocable letters of credit in an amount and of a tenor, naming a beneficiary and issued by a financial institution acceptable to Bank or (ii) on open account to creditworthy buyers that have been preapproved in writing by Bank and Exim Bank.

          6.14 BORROWER AGREEMENT. Borrower shall comply with all of the terms of the Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the Borrower Agreement with any provision contained in this Exim Agreement, the more strict provision, with respect to Borrower, shall control.

          6.15 NOTICE IN EVENT OF FILING OF ACTION FOR DEBTOR'S RELIEF. Borrower shall notify Bank in writing within five (5) days of the occurrence of any of the following: (1) Borrower begins or consents in any manner to any proceeding or arrangement for its liquidation in whole or in part or to any other proceeding or arrangement whereby any of its assets are subject generally to the payment of its liabilities or whereby any receiver, trustee, liquidator or the like is appointed for it or any substantial part of its assets (including without limitation the filing by Borrower of a petition for appointment as a debtor-in-possession under Title 11 of the U.S. Code); (2) Borrower fails to obtain the dismissal or stay on appeal within thirty (30) calendar days of the commencement of any proceeding arrangement referred to in (1) above; (3) Borrower begins any other procedure for the relief of financially distressed or insolvent debtors, or such procedure has been commenced against it, whether voluntarily or involuntarily, and such procedure has not been effectively terminated, dismissed or stayed within
 .thirty (30) calendar days after the commencement thereof, or (4) Borrower begins any procedure for its dissolution, or a procedure therefor has been commenced against it.

          6.16 PAYMENT IN DOLLARS. Borrower shall require payment in United States Dollars for the products, unless Exim Bank otherwise agrees in writing.

          6.17 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Exim Agreement.

     7.   NEGATIVE COVENANTS

          Borrower covenants and agrees that so long as any credit hereunder shall be available and until payment in full of the Obligations, Borrower will not do any of the following, or enter into any agreement to do any of the following:

                                         23.

          7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment; or (iv) sale-leaseback transactions of Equipment as described in clause; (e) of the defined term-"Permitted Indebtedness."

          7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto), or suffer a material change in Borrower's ownership of greater than forty percent (40%). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except such transactions that do not result in a change of more than 25% of Borrower's Net Worth PROVIDED that immediately after giving effect to such merger or consolidation, no Event of Default, or event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing.

          7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock. Notwithstanding the foregoing, Borrower may redeem or repurchase its common stock and pay dividends on its preferred stock, provided the sum of (i) the purchase price of any stock so redeemed or repurchased and (ii) any such dividends paid on preferred stock does not exceed, in the aggregate, $250,000 in any fiscal year.

          7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower':s business, upon fair and reasonable terms that are no less

                                         24.

favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

          7.9 INTELLECTUAL PROPERTY AGREEMENTS. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts.

          7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 11 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.12 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds' of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

          7.13 LOANS TO SHAREHOLDERS OR AFFILIATES. Without Exim Bank's prior written consent, make any loans to any shareholder or entity affiliated with Borrower. As used in this Section, the term "loan" does' not include salary, rent paid to an affiliated entity owned by the shareholders, or to other expenses incurred in the ordinary course of Borrower's business.

          7.14 BORROWER AGREEMENT. Violate or otherwise fail to comply with any provision of the Borrower Agreement.

          7.15 EXIM GUARANTEE. Take any action, or permit any action to be taken, that causes or, with the passage of time, could reasonably be expected to cause, the Exim Guarantee to cease to be in full force and effect.

                                         25.

     8.   EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Exim Agreement:

          8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, any Advances when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2 COVENANT DEFAULT; CROSS DEFAULT. If Borrower fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Exim Loan Documents, the Domestic Loan Documents, the Borrower Agreement or in any other present or future agreement between Borrower and Bank, or an Event of Default occurs under any of the Domestic Loan Documents or the Borrower Agreement;

          8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or financial condition or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advances will be required to be made during such cure period);

          8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed' within thirty (30) days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party, or parties resulting in the exercise of a right by such third party or parties to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a Material Adverse Effect.

                                         26.

          8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

          8.8 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Fifty Thousand Dollars ($150,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment);

          8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or as of any date made or deemed made or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

          8.10 EXIM GUARANTEE. If the Exim Guarantee ceases for any reason to be in full force and effect, or if the Exim Bank declares the Exim Guarantee void or revokes or purports to revoke any obligations under the Exim Guarantee.

     9.   BANK'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES. Upon the occurrence of an Event of Default, Bank may, at is election, without notice and without demand, do any one or more of the following:

               (a) Declare all Obligations, whether evidenced by this Exim Agreement, by any of the other Exim Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Exim Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings; under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit;

               (e) Notify customers of Borrower or other third parties to pay any amounts owing to Borrower directly to Bank;

                                         27.

               (f) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located,, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (h) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (i) Sell the Collateral at either a public or private sale, or both, by way of one or more contra**s or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable;

               (j)  Bank may credit bid and purchase at any public sale; and

               (k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2 EXIM DIRECTION. Upon the occurrence of an Event of Default, Exim Bank shall have a right to: (i).direct Bank to exercise the remedies specified in section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower as to which Bank has a right to accelerate.

          9.3 EXIM NOTIFICATION. Bank shall have the right to immediately notify Exim Bank in writing if it has knowledge of the occurrence of any of the following events: (1) any failure to pay any amount due under this Loan Exim Agreement or the Note; (2) the Borrowing Base is less than the sum of outstanding Advances hereunder; (3) any failure to pay when due any amount payable to Bank by the Borrower under any loan(s) extended by Bank to Borrower;

                                         28.

(4) the filing of an action for debtor's relief by, against, or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

          In the event that it sends such a notification to Exim Bank, Bank shall have the right thereafter to send Exim Bank a written report on the status of the events covered by said notification on each Business Day which occurs every thirty (30) calendar days after the date of said notification, until such time as Bank files a claim with Exim Bank or said default or other events have been cured. Bank shall not have any obligation to make any Advances or to issue any Letters of Credit following said notification to Exim Bank, unless Exim Bank gives its written approval thereto. If directed to do so by Exim Bank, Bank shall have a right promptly to exercise any rights it may have against Borrower to demand the immediate repayment of all amounts outstanding under the Exim Loan Documents.

          9.4 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Intellectual Property Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.5 ACCOUNTS COLLECTION. At any time from the date of this Agreement, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Upon the occurrence and during the continuance of an Event of Default, Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.6 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any of all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, ' and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

          9.7 BANK'S LIABILITY FOR COLLATERAL. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any ca.use; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower, except for any loss, damage or destruction caused by Bank's gross negligence or wilful misconduct.

          9.8 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.9 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  WAIVERS: INDEMNIFICATION

          10.1 DEMAND: PROTEST. Borrower waives demand, protest, notice of protest, notice of dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

          10.2 BANK'S LIABILITY FOR COLLATERAL. Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of tile Collateral;
(b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          10.3 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Exim Agreement, and (b) all losses or Exim Bank Expenses in any way suffered, incurred, or paid by. Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Exim Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     11.  NOTICES

          Unless otherwise provided in this Exim Agreement, al notices or demands by any party relating to this Exim Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as tile case may be, at the address set forth below:

If to Bank:        Silicon Valley Bank
                      3003 Tasman Drive
                      Santa Clara, CA 95054
                      Attn: Patrick McCarthy
                      FAX: (408) 748-9478


If to Borrower:    InVision Technologies, Inc.
                      3420 E. Third Ave.
                      Foster City, CA 94404
                      Attn: Curt DiSibio
                      FAX: (415) 578-1931

     The parties hereto may change tile address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to tile other.

                                         31.

     12.  CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER

     This Exim Agreement shall be government by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank.hereby submits to tile exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE EXIM LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

     13.  GENERAL PROVISIONS

          13.1 SUCCESSORS AND ASSIGNS. This Exim Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Exim Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in Bank's rights and benefits hereunder.

          13.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under the Loan Documents, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          13.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Exim Agreement.

          13.4 SEVERABILITY OF PROVISIONS. Each provision of this Exim Agreement shall be severable from every other provision of this Exim Agreement for the purpose of determining the legal enforceability, of any specific provision.

          13.5 AMENDMENTS IN WRITING. This Exim Agreement cannot be changed or terminated orally. Without the prior written consent of Exim Bank, no material amendment of or deviation from the terms of this Exim Agreement or the Note shall be made that would adversely affect the interests of Exim Bank under the Exim Guarantee, including without limitation the rescheduling of any payment terms provided for in this Exim Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the

                                         32.

parties hereto with respect to the subject matter of this Exim Agreement, if any, are merged into this Exim Agreement.

          13.6 COUNTERPARTS. This Exim Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Exim Agreement.

          13.7 SURVIVAL. All covenants, representations and warranties made in this Exim Agreement shall continue in full force and effect so long as any Obligations (excluding Obligations under Sections 2.6 and 10.3 to the extent they remain inchoate at the time that outstanding payment Obligations are paid in full) remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          13.8 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a Comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as'. may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

                                         33.

     IN WITNESS WHEREOF, the parties hereto have caused this Exim Agreement to be executed as of the date first above written.

                                    INVISION TECHNOLOGIES, INC.

                                    By:
                                        -------------------------------------
                                    Title:
                                           ----------------------------------

                                    SILICON VALLEY BANK

                                    By:
                                        -------------------------------------
                                    Title:
                                           ----------------------------------

                                      EXHIBIT A

     The Collateral shall consist of all right, title and interest of Borrower in and to the following:

     (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of he above, and Borrower's Books relating to any of the foregoing;

     (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all "merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

     (e) All documents, cash, deposit accounts, securities (other than securities of foreign Subsidiaries), letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

                                         36.

                                      EXHIBIT B

                              REVOLVING PROMISSORY NOTE
                                (EXPORT-IMPORT LINE)

4,500,000                                    Santa Clara, California
                                             February 20, 1997

     FOR VALUE RECEIVED, the undersigned, InVision Technologies, Inc. (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the nineteenth day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on February 19, 1998, or on such earlier date, as provided for in the Loan Agreement.

     Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

     Bank is hereby authorized by borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the; failure to make a notation (or any errors in notation) thereof on such books and records.

     Borrower promises to pay Bank all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

                                         37.

     This Note is issued pursuant to the Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

     This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.


                                         38.

                                      EXHIBIT C

                     LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
            DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., CALIFORNIA TIME

TO: CENTRAL CLIENT SERVICE DIVISION    DATE:
                                            -----------------------------------

FAX#: (408) 432-3249]                  TIME:
                                            -----------------------------------

--------------------------------------------------------------------------------

FROM:
     ---------------------------------------------------------------------------
                                  CLIENT NAME (BORROWER)

REQUESTED BY:
             -------------------------------------------------------------------
                                  AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     -----------------------------------------------------------

PHONE NUMBER:
             -------------------------------------------------------------------

FROM ACCOUNT #                    TO ACCOUNT #
              --------------------             ---------------------------------

REQUESTED TRANSACTION TYPE        REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)      $
                                   --------------------------------------------
PRINCIPAL PAYMENT (ONLY)                $
                                            -----------------------------------
INTEREST PAYMENT (ONLY)           $
                                   --------------------------------------------
PRINCIPAL AND INTEREST (PAYMENT)  $
                                   --------------------------------------------

OTHER INSTRUCTIONS:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------


      All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is know to me.

-----------------------------------     ----------------------------------------
           Authorized Requester          Phone #

-----------------------------------     ----------------------------------------
           Received By (Bank)                 Phone #

                          ----------------------------------
                             Authorized Signature (Bank)

--------------------------------------------------------------------------------

                                         39.

                                      EXHIBIT D

                              BORROWING BASE CERTIFICATE


--------------------------------------------------------------------------------

Borrower: InVision Technologies, Inc.  Lender: Silicon Valley Bank

Commitment Amount: $4,500,000

--------------------------------------------------------------------------------


FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
     1.   Foreign Accounts Receivable Book Value as of_____                     $
                                                                                ------------------------
     2.   Additions (please explain on reverse)                                $
                                                                                ------------------------
     3.   TOTAL FOREIGN ACCOUNTS RECEIVABLE                                    $
                                                                                ------------------------

ACCOUNTS RECEIVABLE DEDUCTIONS

     4.   Term in excess of 90 days                                            $
                                                                                ------------------------
     5.   Amounts over 90 days (unless insured, then 90 days)                  $
                                                                                ------------------------
     6.   Balance of 50% over 90 day accounts                                  $
                                                                                ------------------------
     7.   Credit Balances over 120 days
     8.   Accounts not payable in the U.S. Dollars or
          payable in other than U.S. Dollars                                   $
                                                                                ------------------------
     9.   Non-approved Government and Military Accounts                        $
                                                                                ------------------------
     10.  Contra Accounts                                                      $
                                                                                ------------------------
     11.  Promotion, Demo or Consignment Accounts                              $
                                                                                ------------------------
     12.  Intercompany/Employee and Affiliate Accounts                         $
                                                                                ------------------------
     13.  Accounts in the form of L/Cs, if subject items
          have not yet been shipped by Borrower                                $
                                                                                ------------------------
     14.  Accounts arising from Inventory not originally
          located in and shipped from the U.S.                                 $
                                                                                ------------------------
     15.  Accounts arising from the sale of defense articles or items          $
                                                                                ------------------------
     16.  Accounts of buyers located in or from countries
          in which shipment is prohibited or no coverage available             $
                                                                                ------------------------
     17.  Amounts due and collectable outside U.S.                             $
                                                                                ------------------------
     18.  Other exclusions                                                     $
                                                                                ------------------------
     19.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                 $
                                                                                ------------------------
     20.  Eligible Accounts (No. 3 minus No. 19)
     21.  Loan Value of Accounts (90% of No. 20)                               $
                                                                                ------------------------

FOREIGN INVENTORY

     22.  Foreign Inventory Value as of ________                               $
                                                                                ------------------------
     23.  Additions (please explain on reverse)                                $
                                                                                ------------------------
     24.  TOTAL FOREIGN INVENTORY                                              $
                                                                                ------------------------
                                                     40.

FOREIGN INVENTORY DEDUCTIONS

     25.  Outside U.S.                                                         $
                                                                                ------------------------
     26.  Consignment                                                          $
                                                                                ------------------------
     27.  Proprietary Software                                                 $
                                                                                ------------------------
     28.  Damaged/Defective                                                    $
                                                                                ------------------------
     29.  Previously Exported                                                  $
                                                                                ------------------------
     30.  Defense Articles/Services                                            $
                                                                                ------------------------
     31.  Prohibited County                                                    $
                                                                                ------------------------
     32.  No Coverage County                                                   $
                                                                                ------------------------
     33.  Ineligible A/R                                                       $
                                                                                ------------------------
     34.  Advance Payments/Deposits                                            $
                                                                                ------------------------
     35.  TOTAL DEDUCTIONS                                                     $
                                                                                ------------------------
     36.  Eligible Inventory (No. 23 minus No. 35)                             $
                                                                                ------------------------
     37.  Loan Value of Inventory (70% of No. 36)                              $
                                                                                ------------------------

     BALANCES
     38.  Maximum Loan Amount                                                  $
                                                                                ------------------------
     39.  Total Available [Lesser of (No. 21 plus No. 37) or No. 38]           $
                                                                                ------------------------
     40.  Present balance owing on Line of Credit                              $
                                                                                ------------------------
     41.  Outstanding under Sublimits                                          $
                                                                                ------------------------
     42.  RESERVE POSITION (No. 39 - (No. 40 + No. 41))                        $
                                                                                ------------------------


The undersigned represents, and warrants that the foregoing is true, complete and correct, and that the information reflected in this Schedule complies with the representations and warranties set forth in the Borrower Agreement, executed by Borrower and acknowledged by Lender, and the Export-Import Bank Loan and Security Agreement, executed by Borrower and acknowledged by Lender dated February 20, 1997, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreement. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling items intended for export.
 Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower's unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower's business; (c) acquiring, equipping, equipping or renting commercial space outside the United States;
(d) supporting research and development, (e) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States, or (f)serving as a retainage or warranty bond. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of any of the following: (a) Items to be sold to a buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such

                                         41.

part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

InVision Technologies, Inc.

By:
   ------------------------------
Name:
     ----------------------------
Title:
      ---------------------------
Date:
     ----------------------------


                                             BANK USE ONLY

                                  Received by:
                                              ----------------------------
                                  Date:
                                       -----------------------------------
                                  Verified By:
                                              ----------------------------


                                         42.

                                 EXHIBIT E

                          COMPLIANCE CERTIFICATE

TO:   SILICON VALLEY BANK

FROM: INVISION TECHNOLOGIES, INC.

  The undersigned authorized officer of InVision Technologies, Inc. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

 PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.



REPORTING COVENANT                         REQUIRED                                       COMPLIES

Quarterly financial statements             Quarterly within 30 days                       Yes No
Annual (CPA Audited)                       FYE within 90 days                             Yes No
A/R & A/P Agings                           Monthly within 20 days                         Yes No
A/R Audit                                  Initial and Semi-Annual                        Yes No



FINANCIAL COVENANT                         REQUIRED               ACTUAL                  COMPLIES

Maintain on a Quarterly Basis:
   Minimum Adj. Quick Ratio                1.25:1.0                _______:1.0(1)         Yes No
   Minimum Tangible Net Worth              $8,000,000              $    (2)               Yes No
   Maximum Debt/Tangible Net Worth         1.0:1.0                 _______:1.0(1)         Yes No

Profitability:  Quarterly(3)               $1                      $                      Yes No




1  excluding deferred revenue and customer deposits
2  plus 75% of new equity proceeds
3  May incur one quarterly loss per year not to exceed
   $600,000

      Comments Regarding Exceptions:  See Attached.
                                                BANK USE ONLY

Sincerely,                         Received by:
                                                -------------------------
                                                    Authorized Signer
--------------------------------
Signature                          Date:
                                         --------------------------------
--------------------------------
Title                              Verified:
                                             ----------------------------
--------------------------------                   Authorized Signer
Date
                                   Date:
                                         --------------------------------

                                   Compliance Status:   Yes     No


                                                43.

   DISCLOSURE SCHEDULE TO LOAN AND SECURITY AGREEMENT BETWEEN
       INVISION TECHNOLOGIES, INC. AND SILICON VALLEY BANK

                              LIENS
                              -----

Secured Party                                UCC File No.   Date
-------------                                -----------    -----

Telogy, Inc.                                 9435460289     Dec. 2, 1994

Yale-Northern California, Inc.               9504860580     Feb. 10, 1995
Citicorp Dealer Finance

Instituto Bancario San Paolo di
 Torino, SpA                                 9600260210     Dec. 28, 1995
(To be terminated on or prior to Closing Date)

Anaconda Partners, L.P.                      9600260218     Dec. 28, 1995
(To be terminated on or prior to Closing Date)

Leasing Technologies
 International, Inc.                         9613560835     May 13, 1996

Leasing Technologies
 International, Inc.                         9633160900     Nov. 25, 1996

European American Bank                       9626960074     Sep. 20, 1996

                           INVESTMENTS
                           -----------

Investments in subsidiaries: Imatron Federal Systems, Inc. and Invision International, Inc.

                          INDEBTEDNESS
                          ------------
Lender
-------
Telogy, Inc.

Yale-Northern California, Inc.
  Citicorp Dealer Finance

Leasing Technologies
 International, Inc.

Equipment purchased from Hyster to be financed.

                              OTHER
                              -----

Invision's Intellectual Property rights are subject to FAA contracts.


                                    1.

                        Revolving Promissory Note
                           (Export-Import Line)

$4,500,000                                          Santa Clara, California
                                                    February 20, 1997



  FOR VALUE RECEIVED, the undersigned, InVision Technologies, Inc. (the "Borrower"), promises to pay to the order of Silicon Valley Bank ("Bank"), at such place as the holder hereof may designate, in lawful! money of the United States of America, the aggregate unpaid principal amount of all advances ("Advances") made by Bank to Borrower under the terms of this Note, up to a maximum principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000). Borrower shall also pay interest on the aggregate unpaid principal amount of such Advances at the rates and in accordance with the terms of the Export-Import Bank Loan and Security Agreement between Borrower and Bank of even date herewith, as amended from time to time (the "Loan Agreement") on the nineteenth day of each month after an Advance has been made. The entire principal amount and all accrued interest shall be due and payable on February 19, 1998, or on such earlier date, as provided for in the Loan Agreement.

  Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Bank from or on behalf of Borrower, and Borrower irrevocably agrees that Bank shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower as Bank may deem advisable. In the absence of a specific determination by Bank with respect thereto, all payments shall be applied in the following order: (a) then due and payable fees and expenses;
(b) then due and payable interest payments and mandatory prepayments; and (c) then due and payable principal payments and optional prepayments.

  Bank is hereby authorized by Borrower to endorse on Bank's books and records each Advance made by Bank under this Note and the amount of each payment or prepayment of principal of each such Advance received by Bank; it being understood, however, that failure to make any such endorsement (or any errors in notation) shall not affect the obligations of Borrower with respect to Advances made hereunder, and payments of principal by Borrower shall be credited to Borrower notwithstanding the failure to make a notation (or any errors in notation) thereof on such books and records.

  Borrower promises to pay Bank all reasonable costs and reasonable expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection or in any suit or action to collect this Note or in any appeal thereof. Borrower waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, and any and all other notices and demands in connection with the, delivery, acceptance, performance, default or enforcement of this Note, as well as any applicable statute of limitations. No delay by Bank in exercising any power or right hereunder shall operate as a waiver of any power or right. Time is of the essence as to all obligations hereunder.

  This Note is issued pursuant to the .Loan Agreement, which shall govern the rights and obligations of Borrower with respect to all obligations hereunder.

  This Note shall be deemed to be made under, and shall be construed in accordance with and governed by, the laws of the State of California, excluding conflicts of laws principles.

                                   INVISION TECHNOLOGIES, INC.

                                   By:    /s/
                                          ----------------------------------
                                   Title:
                                          ----------------------------------

                           TABLE OF CONTENTS

                                                                    PAGE

1.  DEFINITIONS AND CONSTRUCTION. . . . . . . . . . . . . . . . .  .   1
    1.1     Definitions. . . . . . . . . . . . . . . . . . . . . . .   1
    1.2     Accounting Terms . . . . . . . . . . . . . . . . . . . .  11

2.  LOAN AND TERMS OF PAYMENT . . . . . . . . . . . . . . . . . .  .  11
    2.1     Revolving Advances . . . . . . . . . . . . . . . . . . .  11
    2.2     Overadvances . . . . . . . . . . . . . . . . . . . . . .  13
    2.3     Interest Rates, Payments, and Calculations . . . . . . .  13
    2.4     Crediting Payments . . . . . . . . . . . . . . . . . . .  13
    2.5     Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  14
    2.6     Increased Costs. . . . . . . . . . . . . . . . . . . . .  14
    2.7     Term . . . . . . . . . . . . . . . . . . . . . . . . . .  15
    2.8     Use of Proceeds. . . . . . . . . . . . . . . . . . . . .  15

3.  CONDITIONS OF LOANS . . . . . . . . . . . . . . . . . . . . .  .  15
    3.1     Conditions Precedent to Initial Advance. . . . . . . . .  15
    3.2     Conditions Precedent to all Advances . . . . . . . . . .  16

4.  CREATION OF SECURITY INTEREST . . . . . . . . . . . . . . . .  .  16
    4.1     Grant of Security Interest . . . . . . . . . . . . . . .  16
    4.2     Delivery of Additional Documentation Required. . . . . .  17
    4.3     Right to Inspect . . . . . . . . . . . . . . . . . . . .  17

5.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  17
    5.1     Due Organization and Qualification . . . . . . . . . . .  17
    5.2     Due Authorization: No Conflict . . . . . . . . . . . . .  17
    5.3     No Prior Encumbrances. . . . . . . . . . . . . . . . . .  17
    5.4     Bona Fide Eligible-Accounts. . . . . . . . . . . . . . .  17
    5.5     Merchantable Inventory . . . . . . . . . . . . . . . . .  17
    5.6     Intellectual Property. . . . . . . . . . . . . . . . . .  18
    5.7     Name: Location of Chief Executive Office . . . . . . . .  18
    5.8     Litigation . . . . . . . . . . . . . . . . . . . . . . .  18
    5.9     No Material Adverse Change in Financial Statements . . .  18
    5.10    Solvency . . . . . . . . . . . . . . . . . . . . . . . .  18
    5.11    Regulatory Compliance. . . . . . . . . . . . . . . . . .  18
    5.12    Environmental Condition. . . . . . . . . . . . . . . . .  19
    5.13    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  19
    5.14    Subsidiaries . . . . . . . . . . . . . . . . . . . . . .  19
    5.15    Government Consents. . . . . . . . . . . . . . . . . . .  19
    5.16    Frill Disclosure . . . . . . . . . . . . . . . . . . . .  19

6.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  19
    6.1     Good Standing. . . . . . . . . . . . . . . . . . . . . .  19
    6.2     Government Compliance. . . . . . . . . . . . . . . . . .  20
    6.3     Financial Statements, Reports, Certificates. . . . . . .  20
    6.4     Inventory; Returns . . . . . . . . . . . . . . . . . . .  21
    6.5     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . .  21
    6.6     Insurance. . . . . . . . . . . . . . . . . . . . . . . .  21
    6.7     Principal Depository . . . . . . . . . . . . . . . . . .  21
    6.8     Adjusted Quick Ratio . . . . . . . . . . . . . . . . . .  22
    6.9     Debt-Net Worth Ratio . . . . . . . . . . . . . . . . . .  22
    6.10    Tangible Net Worth . . . . . . . . . . . . . . . . . . .  22

                                    i.

                           TABLE OF CONTENTS
                                (CONTINUED)
                                                                    PAGE


    6.11    Profitability. . . . . . . . . . . . . . . . . . . . . .  22
    6.12    Registration of Intellectual Property Rights . . . . . .  22
    6.13    Terms of Sale. . . . . . . . . . . . . . . . . . . . . .  23
    6.14    Borrower Agreement . . . . . . . . . . . . . . . . . . .  23
    6.15    Notice in Event of Filing of Action for Debtor's Relief.  23
    6.16    Payment in Dollars . . . . . . . . . . . . . . . . . . .  23
    6.17    Further Assurances . . . . . . . . . . . . . . . . . . .  23

7.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .  23
    7.1     Dispositions . . . . . . . . . . . . . . . . . . . . . .  24
    7.2     Change in Business . . . . . . . . . . . . . . . . . . .  24
    7.3     Mergers or Acquisitions. . . . . . . . . . . . . . . . .  24
    7.4     Indebtedness . . . . . . . . . . . . . . . . . . . . . .  24
    7.5     Encumbrances . . . . . . . . . . . . . . . . . . . . . .  24
    7.6     Distributions. . . . . . . . . . . . . . . . . . . . . .  24
    7.7     Investments. . . . . . . . . . . . . . . . . . . . . . .  24
    7.8     Transactions with Affiliates . . . . . . . . . . . . . .  24
    7.9     Intellectual Property Agreements . . . . . . . . . . . .  25
    7.10    Subordinated Debt. . . . . . . . . . . . . . . . . . . .  25
    7.11    Inventory. . . . . . . . . . . . . . . . . . . . . . . .  25
    7.12    Compliance . . . . . . . . . . . . . . . . . . . . . . .  25
    7.13    Loans to Shareholders or Affiliates. . . . . . . . . . .  25
    7.14    Borrower Agreement . . . . . . . . . . . . . . . . . . .  25
    7.15    Exim Guarantee . . . . . . . . . . . . . . . . . . . . .  25

8.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .  26
    8.1     Payment Default. . . . . . . . . . . . . . . . . . . . .  26
    8.2     Covenant Default; Cross Default. . . . . . . . . . . . .  26
    8.3     Material Adverse Change. . . . . . . . . . . . . . . . .  26
    8.4     Attachment . . . . . . . . . . . . . . . . . . . . . . .  26
    8.5     Insolvency . . . . . . . . . . . . . . . . . . . . . . .  26
    8.6     Other Agreements . . . . . . . . . . . . . . . . . . . .  26
    8.7     Subordinated Debt. . . . . . . . . . . . . . . . . . . .  27
    8.8     Judgments. . . . . . . . . . . . . . . . . . . . . . . .  27
    8.9     Misrepresentations . . . . . . . . . . . . . . . . . . .  27
    8.10    Exim Guarantee . . . . . . . . . . . . . . . . . . . . .  27

9.  BANK'S RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . .  27
    9.1     Rights and Remedies. . . . . . . . . . . . . . . . . . .  27
    9.2     Exim Direction . . . . . . . . . . . . . . . . . . . . .  28
    9.3     Exim Notification. . . . . . . . . . . . . . . . . . . .  28
    9.4     Power of Attorney. . . . . . . . . . . . . . . . . . . .  29
    9.5     Accounts Collection. . . . . . . . . . . . . . . . . . .  29
    9.6     Bank Expenses. . . . . . . . . . . . . . . . . . . . . .  30
    9.7     Bank's Liability for Collateral. . . . . . . . . . . . .  30
    9.8     Remedies Cumulative. . . . . . . . . . . . . . . . . . .  30
    9.9     Demand; Protest. . . . . . . . . . . . . . . . . . . . .  30

10. WAIVERS: INDEMNIFICATION . . . . . . . . . . . . . . . . . . . .  30
    10.1    Demand: Protest. . . . . . . . . . . . . . . . . . . . .  30



                                    ii.

                           TABLE OF CONTENTS
                                (CONTINUED)
                                                                    PAGE

    10.2    Bank's Liability for Collateral. . . . . . . . . . . . .  31
    10.3    Indemnification. . . . . . . . . . . . . . . . . . . . .  31

11. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

12. CHOICE OF LAW AND VENUE: JURY TRIAL WAIVER . . . . . . . . . . .  32

13. GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  32
    13.1    Successors and Assigns . . . . . . . . . . . . . . . . .  32
    13.2    Indemnification. . . . . . . . . . . . . . . . . . . . .  32
    13.3    Time of Essence. . . . . . . . . . . . . . . . . . . . .  32
    13.4    Severability of Provisions . . . . . . . . . . . . . . .  32
    13.5    Amendments in Writing. . . . . . . . . . . . . . . . . .  32
    13.6    Counterparts . . . . . . . . . . . . . . . . . . . . . .  33
    13.7    Survival . . . . . . . . . . . . . . . . . . . . . . . .  33
    13.8    Confidentiality. . . . . . . . . . . . . . . . . . . . .  33